Exhibit 99.1

  Frontline Communications Announces 2002 Results; Net Loss Declines by 95.5%

    PEARL RIVER, N.Y.--(BUSINESS WIRE)--March 31, 2003--Frontline Communications Corp. (AMEX: FNT), www.fcc.net, today announced financial results for the three months and year ended December 31, 2002.
    For the three months ended December 31, 2002, the net loss declined by 95.5% to $164,006 compared to a net loss of $3,670,431 in the comparable period in 2001. For the three months ended December 31, 2002, after adjusting for preferred stock dividends, the net loss available to common shareholders was $230,656 or $.02 per common share compared to $3,750,306 or $.44 in the comparable period in 2001. Revenues for the three months ended December 31, 2002 decreased by 21.0% to $1,174,076 compared with revenues of $1,485,268 for the three months ended December 31, 2001.
    For the year ended December 31, 2002, the net loss declined by 88.8% to $787,525 compared to a net loss of $7,029,287 in 2001. For the year ended December 31, 2002, after adjusting for preferred stock dividends, the net loss available to common shareholders was $1,085,392 or $.12 per common share compared to $7,350,197 or $1.00 in 2001. Revenues for the year ended December 31, 2002, decreased by 22.4% to $5,047,098 compared with revenues of $6,503,120 for year ended December 31, 2001.

    About Frontline

    Founded in 1995, Frontline Communications Corporation provides high-quality Internet access and Web development and hosting services to homes and businesses nationwide. Frontline offers Ecommerce, programming, and Web development services through its PlanetMedia group, www.pnetmedia.com. Frontline is headquartered in Pearl River, New York, and is traded on the American Stock Exchange.

    The statements which are not historical facts contained in this press release are forward looking statements that involve certain known and unknown risks and uncertainties, including but not limited to, changes in the market for Internet services, regulatory and technological changes, economic factors, increased competition, and the nature of supplier and customer arrangements which become available to the Company in the future. The Company's actual results may differ materially from the results discussed in, or implied by, any forward-looking statement. The words "intend," "expect," "should," "project," and "anticipate," and similar expressions identify forward looking statements. Readers are cautioned not to place undue reliance on these forward looking statements which speak only as of the date they were made.

Frontline Communications Corporation
Condensed Statement of Operations

                           For the three
                           months ended           For the year
                           December 31,        ended December 31,
                         2002        2001      2002           2001
                      ----------------------- ------------------------
                            UNAUDITED


Revenues              $1,174,076  $1,485,268   $5,047,098  $6,503,120

Selling, general and
 administrative (SG&A)   597,491     782,174    2,446,816   3,860,999

Impairment of
 intangibles                       2,827,993                2,827,993

Net loss               ($164,006)($3,670,431)   ($787,525)($7,029,287)

Preferred dividends       66,650      79,875      297,867     320,910

                      ----------------------- ------------------------
Net loss applicable to
 common shares         ($230,656)($3,750,306) ($1,085,392)($7,350,197)
                      ======================= ========================

Loss per common share-
 basic and diluted        ($0.02)     ($0.44)      ($0.12)     ($1.00)
                      ======================= ========================

Weighted average
 number of shares
   outstanding         9,244,526   8,511,817    9,119,533   7,333,221
                      ======================= ========================

    CONTACT: Frontline Communications Corp.
             Stephen J. Cole-Hatchard
             Phone: 845/623-8553
             Fax: 845/623-8669
             scolehatchard@fcc.net
                       or
             Investor Relations
             Phone: 845/623-8553, ext. 1108
             Fax: 845/623-8669
             investorrelations@fcc.net